EXHIBIT 16


JAMES E. SCHEIFLEY & ASSOCIATES, P.C.
CERTIFIED PUBLIC ACCOUNTANTS


February 12, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  NetSalon Corporation (formerly Makepeace Capital Corp.)

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1) We have read the Company's response to Item 4 of Form 8-K dated November 17, 2000 and

(2)  We agree with the response.

Sincerely,

/s/ James E. Scheifley

James E. Scheifley & Associates, P.C.
















PO Box 2158, 22 Brushwood Court      Phone (970) 513-9308  Fax (419) 821-5638
Dillon, Colorado  80435